UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2024 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56273	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 Third Avenue, 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 20, 2024, Nuveen Global Cities REIT, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission, in which the Company disclosed distribution declarations for the Company’s common stock. The Original Report contained a typographical error with respect to the date that such distributions will be paid. The distributions will be paid on or about December 23, 2024. The purpose of this Current Report on Form 8-K/A is to amend Item 7.01 of the Original Report to reflect this correction.

Item 7.01	Regulation FD Disclosure.

Distributions

On December 20, 2024, the Company declared distributions for each class of its common stock in the amount per share set forth below for record holders as of the date set forth above the table:

	November 29, 2024 Record Date
	Gross Distribution	Advisory Fee	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.06487140	$0.01144760	$0.00820466	$0.04521914
Class S Common Stock	$0.06487140	$0.01130466	$0.00810747	$0.04545927
Class D Common Stock	$0.06487140	$0.01147400	$0.00241841	$0.05097899
Class I Common Stock	$0.06487140	$0.01142892	$—	$0.05344248
Class N Common Stock	$0.06487140	$0.00619772	$—	$0.05867368

The net distributions for each class of common stock (which represents the gross distributions less advisory fees and stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on the record date set forth above. These distributions will be paid on or about December 23, 2024 and will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: December 20, 2024	By:	/s/ Robert J. Redican
Robert J. Redican
Chief Financial Officer and Treasurer